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                                                                     Exhibit 5.1

                                                                     File Number
                                                                     895086

                                December __, 2002


Berkshire Income Realty, Inc.
Suite 1500
One Beacon Street
Boston, Massachusetts 02108

       Re: REGISTRATION STATEMENT ON FORM S-11 (FILE NO. 333-98571)

Ladies and Gentlemen:

       We have served as Maryland counsel to Berkshire Income Realty, Inc., a Maryland corporation (the "Company"), in connection with certain matters of Maryland law arising out of the issuance by the Company of up to 3,010,941 shares (the "Shares") of its __% Series A Cumulative Redeemable Preferred Stock, $.01 par value per share ("Preferred Stock"), covered by the above-referenced Registration Statement, and all amendments thereto (collectively, the "Registration Statement"), filed by the Company with the United States Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). The Shares will be issued in exchange for the following interests in six mortgage funds (collectively, the "Interests"):
(i) shares of beneficial interest of Krupp Government Income Trust, a Massachusetts trust; (ii) shares of beneficial interest of Krupp Government Income Trust II, a Massachusetts trust; (iii) units of depositary receipts representing units of limited partner interests of Krupp Insured Mortgage Limited Partnership, a Massachusetts limited partnership; (iv) units of depositary receipts representing units of limited partner interests of Krupp Insured Plus Limited Partnership, a Massachusetts limited partnership; (v) units of depositary receipts representing units of limited partner interests of Krupp Insured Plus II Limited Partnership, a Massachusetts limited partnership; and
(vi) units of depositary receipts representing units of limited partner interests of Krupp Insured Plus III Limited Partnership, a Massachusetts limited partnership. Capitalized terms used but not defined herein shall have the meanings given to them in the Registration Statement.

       In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise

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Berkshire Income Realty, Inc.
December __, 2002
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identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

       1. The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Commission under the 1933 Act;

       2. The charter of the Company, certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

       3. The form of Articles of Amendment and Restatement of the Company to be filed with the SDAT immediately prior to the issuance of the Shares (the "Charter"), certified as of the date hereof by an officer of the Company;

       4. The Bylaws of the Company, certified as of the date hereof by an officer of the Company;

       5. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

       6. Resolutions adopted by the Board of Directors of the Company relating to the issuance and registration of the Shares (the "Resolutions"), certified as of the date hereof by an officer of the Company;

       7. A certificate executed by an officer of the Company, dated as of the date hereof; and

       8. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

       In expressing the opinion set forth below, we have assumed the following:

       1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

       2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

       3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such

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Berkshire Income Realty, Inc.
December __, 2002
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party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

       4. Any Documents submitted to us as originals are authentic. The form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. Any Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

       5. Prior to the issuance of the shares by the Company, the Charter will have been filed with, and accepted for record by, the SDAT.

       6. The Shares will not be issued in violation of any restriction or limitation contained in the Charter.

       Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

       1. The Company is a corporation duly incorporated and existing under the laws of the State of Maryland and is in good standing with the SDAT.

       2. The Shares have been duly authorized and, when and if issued and delivered in exchange for the Interests in accordance with the Charter, the Registration Statement and the Resolutions, the Shares will be (assuming that, upon issuance, the total number of shares of Preferred Stock issued and outstanding will not exceed the total number of shares of Preferred Stock that the Company is then authorized to issue under the Charter) validly issued, fully paid and non-assessable.

       The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

       The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no

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Berkshire Income Realty, Inc.
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obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

       This opinion is being furnished to you solely for submission to the Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent.

       We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                                         Very truly yours,